UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 7, 2005

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-25867	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 NE 136th Avenue

Vancouver, Washington 98684

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 7, 2005, Nautilus, Inc. (“Nautilus”) completed the acquisition of DashAmerica, Inc. d/b/a PEARL iZUMi USA, Inc. (“PEARL iZUMi USA”), pursuant to the agreement and plan of merger dated as of June 17, 2005 (the “Merger Agreement”) by and among Nautilus, PEARL iZUMi USA, PI Acquisition Company, Inc. (the “Acquisition Company”), and DAI Escrow Holdings, LLC.

Under the terms of the Merger Agreement, the Acquisition Company merged with and into PEARL iZUMi USA, with Nautilus acquiring 100% of the issued and outstanding capital stock of PEARL iZUMi USA. The merger consideration consisted of approximately $68.6 million in cash (net of cash acquired) and approximately $5.4 million in assumed debt.

PEARL iZUMi USA is a provider of fitness apparel and footwear for cyclists, runners and fitness enthusiasts.

The Merger Agreement provides for Nautilus to be indemnified or reimbursed for losses resulting from misrepresentations by PEARL iZUMi USA or breaches of PEARL iZUMi USA’s warranties and covenants set forth in the Merger Agreement. $3.5 million of the purchase price has been set aside in an escrow account for satisfaction of such losses, and will be available for a period of 18 months after the closing of the merger, subject to certain extensions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Report as Exhibit 2.1.

On July 8, 2005, Nautilus issued a press release with respect to the completion of the acquisition. A copy of the press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

The financial statements of the business acquired are not included herewith, but will be filed with the Commission not later than 71 calendar days from the date hereof, in accordance with Item 9.01(a)(4) of Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) is not included herewith, but will be filed with the Commission not later than 71 calendar days from the date hereof, in accordance with Items 9.01(b)(2) and 9.01(a)(4) of Form 8-K.

(c)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 17, 2005, by and among Nautilus, Inc., DashAmerica, Inc. d/b/a PEARL iZUMi USA, Inc., PI Acquisition Company, Inc., and DAI Escrow Holdings, LLC.*

99.1	Nautilus, Inc. Press Release, dated July 8, 2005, announcing the completion of the PEARL iZUMi USA acquisition.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted. Omitted exhibits include the Statement of Merger, Form of Company Certificate, Escrow Agreement, Company Consents, Parent and Newco Consents. Omitted schedules include customary disclosure schedules. Such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

July 13, 2005	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial
Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 17, 2005, by and among Nautilus, Inc., DashAmerica, Inc. d/b/a PEARL iZUMi USA, Inc., PI Acquisition Company, Inc., and DAI Escrow Holdings, LLC.*

99.1	Nautilus, Inc. Press Release, dated July 8, 2005, announcing the completion of the PEARL iZUMi USA acquisition.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted. Omitted exhibits include the Statement of Merger, Form of Company Certificate, Escrow Agreement, Company Consents, Parent and Newco Consents. Omitted schedules include customary disclosure schedules. Such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.